SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                  ----------------------------------

                                FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                           May 19, 2003
                   ----------------------------------
                    (Date of earliest event report)


                        WEYERHAEUSER COMPANY
            (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
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            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

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TABLE OF CONTENTS

     Item 9.  Regulation FD Disclosure
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   SIGNATURES
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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549

Item 9.  Regulation FD Disclosure

     On May 19, 2003, Weyerhaeuser Company a press release stating the following:

FEDERAL WAY, Wash. - Weyerhaeuser Company (NYSE: WY) today announced plans to sell 344,000 acres of timberlands in south-central Tennessee and central and western North and South Carolina.

"We're continually evaluating our timberlands and manufacturing facilities to determine how we can increase our competitiveness, enhance our operating efficiencies and better serve customer needs," said Jack P. Taylor, Jr., senior vice president, Timberlands. "After careful review, we are looking for an opportunity to balance our portfolio by selling some acreage in Tennessee and the Carolinas."

Weyerhaeuser, the world's largest owner of merchantable softwood timber, added 1.7 million acres to its portfolio with the Willamette acquisition.
The company now owns or manages approximately 7.4 million acres in the United States.

Following the sale, Weyerhaeuser will own or manage approximately 552,000
acres of timberland in North Carolina.   Weyerhaeuser employs approximately
700 in Tennessee, 3200 in North Carolina and 1200 in South Carolina.

Approximately ten employees are affected by the timberlands' sale, Weyerhaeuser will try to retain as many of the employees as possible, and will work with local agencies to provide job training and placement assistance for those who are released.

Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2002, sales were $18.5 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at www.weyerhaeuser.com.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


							WEYERHAEUSER COMPANY

                                     By	/s/ Steven J. Hillyard
                                          -------------------------
                                   	Its:	Vice President and
                                          Chief Accounting Officer
Date:  May 19, 2003

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